EXHIBIT 4.5

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE (“Agreement”), shall be deemed effective as of December 13, 2023, by and between MED-X, INC. (the “Company”) and JOSEPH WINOGRADE (the “Holder”).

WHEREAS, on September 14, 2023 Company and Holder executed and delivered a Convertible Promissory Note for the benefit of Holder in the original principal amount of $2,500,000 (the “Note”);

WHEREAS, Company and Holder are parties to a related Stock Purchase Agreement and Purchaser’s Rights Agreement;

WHEREAS, Company and Holder desire to amend the Note as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Note, the Stock Purchase Agreement and/or the Purchaser’s Rights Agreement.

2.	The last sentence in Section 3 (a) of the Note shall be deemed amended follows:

“In the event that the Common Stock is not trading on the Nasdaq public stock market within 180 days of the date of this Note, the parties shall cancel this Note, terminate their Share Purchase Agreement and return or void any shares transferred unless they otherwise determine to keep such agreements in effect.”

3.	Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Note shall remain in full force and effect.

4.	All references in the Stock Purchase Agreement or Purchaser’s Rights Agreement to the “Note” shall mean the Note as hereby amended.

5.

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

6.	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.	This Agreement shall be governed by the laws of the State of California.

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IN WITNESS WHEREOF, this AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE has been executed by the parties as of the day and year first set forth above.

MED-X, INC.

By:
Matthew Mills
Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Joseph Winograde, Holder

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